UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

bBooth, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 S. Hauser Blvd., Suite 210 Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 8, 2016, we entered into an engagement agreement (the “Agreement”) with International Monetary (“IM”), pursuant to which we engaged IM for a term of six months, unless sooner terminated as provided for therein, to provide investor relations services as well as certain corporate finance advisory services (the “Services”). The Services include: (i) directing affiliates who specialize in public company investor relations through financial media to the investment community utilizing social networking, digital marketing, and other online communications; (ii) identification and coordination of securities’ analysts covering bBooth’s industry, opt-in investor awareness platforms, and providing recommendations through research reports, newsletters, and online financial exchanges; (iii) planning and organizing meetings, road shows and calls with broker dealers and individual brokers; (iv) capital formation services in identifying and coordinating with micro and small cap broker dealers, underwriters, funds, institutional investors and other capital sources; (v) business development services including corporate planning, sourcing, negotiations, and the formation of relationships with potential strategic investors, business partners, alliances, M&A candidates and other general consulting needs; (vi) corporate and management services, including, strategy, finance, financials review, public filings, shareholder relations, corporate communications, among other professional services; (vii) guidance and assistance identifying available alternatives to maximize shareholder value with a concentrated focus on assisting with specific corporate governance requirements for an up-listing to a major listed exchange (NYSE Amex or Nasdaq).

In exchange for the Services, we have agreed to pay IM a fee of $5,000 per month and to reimburse IM for certain pre-approved expenses. IM has agreed to defer payment of the $5,000 monthly retainer which shall accrue. In addition, we have agreed to compensate IM for the Services in the amount of one million six hundred thousand (1,600,000) shares of our common stock, with the first allotment of 800,000 shares (referred to as “vested shares”) payable on the execution of the Agreement, and the second allotment of 800,000 shares (referred to as “unvested shares) (referred to collectively as the “Shares”) payable ninety (90) days thereafter, unless sooner terminated. The Shares issued to IM shall have the status of “restricted” securities as the term is defined by Rule 144 under the Securities Act of 1933, as amended.

The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Agreement, and is qualified in its entirety by reference to a complete copy of such Agreement, which is filed as Exhibit 10.1 to this current report.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As further described above in Item 1.01, effective August 15, 2016, we issued to IM 800,000 “restricted” common shares, as that term is defined by Rule 144 under the Securities Act of 1933, as amended.

IM is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing securities to such person, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

ITEM 7.01. REGULATION FD DISCLOSURE

A news release dated August 15, 2016 is furnished herewith.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1	Form of Engagement Agreement dated August 8, 201 between bBooth, Inc. and International Monetary

99.1	News release dated August 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016	bBOOTH, INC.

	By:	“Rory J. Cutaia”
	Name:	Rory J. Cutaia
	Title:	Chairman and Chief Executive Officer